     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON October 31, 1996
                                          REGISTRATION NO. 333-___________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                ---------------------


                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                            TRIANGLE PHARMACEUTICALS, INC.
                  (Exact name of issuer as specified in its charter)

             DELAWARE                                    56-1930728
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                      4 UNIVERSITY PLACE, 4611 UNIVERSITY DRIVE
                             DURHAM, NORTH CAROLINA 27707
                  (Address of Principal Executive Office) (Zip Code)
                                ----------------------
                              1996 STOCK INCENTIVE PLAN
                             EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of the plans)
                                ----------------------
                                  DR. DAVID W. BARRY
                         Chairman and Chief Executive Officer
                            TRIANGLE PHARMACEUTICALS, INC.
                      4 UNIVERSITY PLACE, 4611 UNIVERSITY DRIVE
                     DURHAM, NORTH CAROLINA 27707  (919) 493-5980
(Name, address and telephone number, including area code, of agent for service)
                                ----------------------
                                      Copies to:
                               John A. Denniston, Esq.
                                  John R. Cook, Esq.
                           BROBECK, PHLEGER & HARRISON LLP
                            550 West C Street, Suite 1300
                             San Diego, California  92101
                                    (619) 234-1966
                                ----------------------
            This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission
              and sales of the registered securities will begin as soon
                 as reasonably practicable after such effective date.
                                ---------------------

                           CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------
                                            Proposed       Proposed
                                             maximum       maximum
Title of                                     offering     aggregate          Amount of
securities to           Amount to be          price        offering        registration
be registered            registered         per share       price               fee
------------------------------------------------------------------------------------------
Common Stock, $0.001    1,882,667(1)         $9.50(2)   $17,885,337(2)           $5,420
par value per share
(under 1996
Stock Incentive Plan)

Common Stock, $0.001      300,000(1)         $9.50(2)    $2,850,000(2)             $864
par values per share
(under Employee
Stock Purchase Plan)



--------------------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1996 Stock Incentive Plan and the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.
(2) Estimated solely for the purposes of computing the amount of registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    Triangle Pharmaceuticals, Inc. (the "Registrant" or "Company") hereby incorporates by reference into this Registration Statement the following document previously filed with the Securities and Exchange Commission (the "Commission"):

    (a) the Registrant's Prospectus filed September 11, 1996 with the Registrant's Registration Statement No. 333-11793 on Form S-1, as amended, under the Securities Act of 1933, as amended (the "Securities Act"), in which there is set forth the Registrant's audited financial statements for the period from the Registrant's inception (July 12, 1995) to December 31, 1995.

    (b) the Registrant's Registration Statement on Form 8-A filed October 18, 1996, with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

    All documents filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    The validity of the Common Stock offered hereby will be passed upon for the Company by Brobeck, Phleger & Harrison LLP, San Diego, California. A member of such firm owns a total of 13,333 shares of the Company's Common Stock.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors of the Company under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

    Article VII, Section (i) of the Restated Bylaws of the Company provides that the Company shall indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company (or was serving at the Company's request as a director or officer of another corporation), shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized by the relevant section of the Delaware General Corporation Law.

    As permitted by Section 102(b)(7) of the Delaware General Corporation Law,
Article 5, Section (a) of the Company's Second Restated Certificate of Incorporation provides that a director of the Company shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.

    The Company has entered into indemnification agreements with each of its officers and directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Company (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by the Company or for settlement and expenses if the settlement is not approved by the court. The indemnification agreements provide for the Company to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to the Company copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.

    The Company has also purchased directors' and officers' liability insurance.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8.  EXHIBITS

Exhibit Number        Exhibit
--------------        -------

     *4.1        Second Restated Certificate of Incorporation of the Company
                 (Exhibit 3.2).
     *4.2        Restated Bylaws of the Company (Exhibit 3.4).
     +4.3        Form of Certificate for Common Stock (Exhibit 4.1).
      5.1        Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1        Consent of Brobeck, Phleger & Harrison LLP (contained in
                 Exhibit 5.1).
     23.2        Consent of Independent Accountants, Price Waterhouse LLP.
    *99.1        1996 Stock Incentive Plan (Exhibit 10.35).
    *99.2        1996 Stock Incentive Plan Form of Notice of Grant (Exhibit
                 10.36).
    *99.3        1996 Stock Incentive Plan Form of Stock Option Agreement
                 (Exhibit  10.37).
    *99.4        Employee Stock Purchase Plan (Exhibit 10.38).

-------------------

* These exhibits were previously filed as part of, and are hereby incorporated by reference to, the same numbered exhibit (except as otherwise noted) filed with the Company's Registration Statement on Form S-1 (Commission No. 333-11793) filed on September 11, 1996.

+ These exhibits were previously filed as part of, and are hereby incorporated by reference to, the same numbered exhibit (except as otherwise noted) filed with the Company's Amendment No. 2 to Registration Statement on Form S-1 (Commission No. 333-11793) filed on October 23, 1996.




Item 9.  UNDERTAKINGS

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, HOWEVER, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions incorporated by reference in Item 6, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on this 31st day of October, 1996.

                                       TRIANGLE PHARMACEUTICALS, INC.


                                       By  /s/ David W. Barry
                                          ------------------------------------
                                          DAVID W. BARRY
                                          Chairman and Chief Executive Officer


                                  POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Triangle Pharmaceuticals, Inc. a Delaware corporation, do hereby constitute and appoint David W. Barry and James A. Klein, Jr., and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title                              Date
---------                    -----                              ----

/s/ David W. Barry           Chairman of the Board and Chief   October 31, 1996
-------------------------    Executive Officer (Principal
David W. Barry               Executive Officer)


/s/ James A. Klein, Jr.      Chief Financial Officer           October 31, 1996
-------------------------    and Treasurer
James A. Klein, Jr.          (Principal Financial
                             and Accounting Officer)

/s/ M. Nixon Ellis           Director, President and           October 31, 1996
-------------------------    Chief Operating Officer
M. Nixon Ellis


/s/ Anthony B. Evnin         Director                          October 31, 1996
-------------------------
Anthony B. Evnin


/s/ Standish M. Fleming      Director                          October 31, 1996
-------------------------
Standish M. Fleming


/s/ Karl Y. Hostetler        Director                          October 31, 1996
-------------------------
Karl Y. Hostetler


/s/ George McFadden          Director                          October 31, 1996
-------------------------
George McFadden


/s/ Peter McPartland         Director                          October 31, 1996
-------------------------
Peter McPartland

                          SECURITIES AND EXCHANGE COMMISSION

                                   WASHINGTON, D.C.



                                       EXHIBITS

                                          TO

                                       FORM S-8

                                        UNDER

                                SECURITIES ACT OF 1933


                            TRIANGLE PHARMACEUTICALS, INC.

                                    EXHIBIT INDEX


Exhibit
Number   Exhibit
-------  -------

 *4.1    Second Restated Certificate of Incorporation of the Company
         (Exhibit 3.2).
 *4.2    Restated Bylaws of the Company (Exhibit 3.4).
 +4.3    Form of Certificate for Common Stock (Exhibit 4.1).
  5.1    Opinion and consent of Brobeck, Phleger & Harrison LLP.
 23.1    Consent of Brobeck, Phleger & Harrison LLP (contained in Exhibit 5.1).
 23.2    Consent of Independent Accountants, Price Waterhouse LLP.
*99.1    1996 Stock Incentive Plan (Exhibit 10.35).
*99.2    1996 Stock Incentive Plan Form of Notice of Grant (Exhibit 10.36).
*99.3    1996 Stock Incentive Plan Form of Stock Option Agreement (Exhibit
         10.37).
*99.4    Employee Stock Purchase Plan (Exhibit 10.38).

--------------------

* These exhibits were previously filed as part of, and are hereby incorporated by reference to, the same numbered exhibit (except as otherwise noted) filed with the Company's Registration Statement on Form S-1 (Commission No. 333-11793) filed on September 11, 1996.

+ These exhibits were previously filed as part of, and are hereby incorporated by reference to, the same numbered exhibit (except as otherwise noted) filed with the Company's Amendment No. 2 to Registration Statement on Form S-1 (Commission No. 333-11793) filed on October 23, 1996.